SCHEDULE TO EXHIBIT 10.22.1

WASHINGTON GROUP RETENTION AGREEMENTS
WITH NAMED EXECUTIVES

EACH DATED AS OF MARCH 14, 2001

George H. Juetten

Ambrose L. Schwallie

Thomas H. Zarges

DATED AS OF NOVEMBER 16, 2001

Stephen M. Johnson

NOTE:  Mr. Johnson’s Retention Agreement is identical in all materials terms to those entered into with Messrs Juetten, Schwallie and Zarges, with the exception that his Retention Bonus is prorated to allow for the time during early 2001 when he was not in the Company’s employ.  Mr. Johnson returned to the employ of the Company on November 12, 2001.